                                     EXHIBIT 10.8

                                        LEASE


    WHEREAS, SIGNAL HILLS COMPANY, a Minnesota corporation, as "Landlord", and SIGNAL HILLS STATE BANK, as "Tenant", entered into a lease agreement dated the 26th day of June, 1969; and

    WHEREAS, the demised premises subsequent thereto were conveyed to Signal Hills Co., a partnership; and

    WHEREAS, the shopping center premises commonly known and called "Signal Hills Shopping Center" formerly owned by Landlord has been sold and conveyed to others; and

    WHEREAS, by this lease agreement the parties intend to wholly amend and supersede the lease agreement of June 26, 1969;

    NOW, THEREFORE, the parties do hereby agree as follows:

                                          I
                                       PREMISES

    Landlord hereby leases to Tenant and Tenant hereby rents from Landlord those certain premises described in Exhibit "A", attached hereto, located in the City of West Saint Paul, County of Dakota, State of Minnesota.

                                          II
                                         TERM

    The term of this lease is for a period of twenty (20) years commencing as of the 1st day of January, 1976, and ending on the 31st day of December, 1995, unless extended or sooner terminated pursuant to the provisions of this lease.

                                         III
                                         RENT

    3.1 RENT. Tenant shall pay to Landlord as rent for the premises in advance on the first day of each calendar month of the term of this lease without deduction, offset, prior notice or demand, in lawful money of the United States, the sum of Two Thousand Five Hundred Twenty-five Dollars ($2,525.00).

    3.2 ADDITIONAL MONETARY SUMS. This lease is entered into by Landlord for the express purpose of providing Landlord with net income from rent, free and clear of any and all expenses, charges, taxes, liens or impositions of any kind. In addition to the rent reserved by Section 3.1, Tenant shall pay all real estate taxes, impositions, insurance premiums, operating and maintenance charges, construction costs, and any other charges, costs and expenses which arise during the term of this lease. For the purpose of real estate taxes, real estate taxes shall be deemed to arise on the date they become due and payable. In the event of the nonpayment of all or any portion of such charges, costs and expenses, Landlord shall have the same rights and remedies as provided in this lease for failure of Tenant to pay rent. The parties agree this lease is not terminable for any reason by Tenant; Tenant in no event to be entitled to any abatement for reduction of rent or other monetary sums payable hereunder, except as expressly herein provided, notwithstanding any present or future law to the contrary.

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                                          IV
                                       TAXATION

    4.1 Should after the year 1975, there be levied or assessed against the premises any special assessments for local improvements, then for and during the calendar year in which such installments or any such special assessments are payable, Tenant shall pay as additional rent after each installment which is due and payable during the term of this lease the amount thereof to the Landlord. Landlord undertakes and agrees to use its best efforts to give or cause to be given Tenant notice of any proposed improvement which might result in the imposition of a special assessment as soon as practicable.

                                          V
                                         USE

    5.1 The premises shall be used and occupied by the Tenant only for the purpose of operating a bank or other financial institution and for ancillary office and rental office use and for no other purpose whatsoever without obtaining the prior written consent of Landlord.

    5.2 Tenant shall not use the premises or permit anything to be done in or about the premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental rule or regulation or requirements or duly constituted public authorities now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the premises. The judgment of any court of competent jurisdiction against Tenant whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

                                          VI
                                      UTILITIES

    Tenant shall pay prior to delinquency for all water, gas, heat, light, power, telephone, sewage, air conditioning and ventilating, scavenger, janitorial, landscaping and all other materials and utilities supplied to the premises.

                                         VII
                  MAINTENANCE AND REPAIRS, ALTERATIONS AND ADDITIONS

    7.1 TENANT'S OBLIGATIONS. Throughout the term of this lease, Tenant shall keep in good order, condition and repair the premises and every part thereof, structural or nonstructural, and all adjacent sidewalks, landscaping, driveways, parking lots, fences, and signs located adjacent to or included within the premises. Landlord shall incur no expense nor have any obligation of any kind whatsoever in connection with maintenance of the premises, and Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this lease because of Landlord's failure to keep the premises in good order. Tenant shall do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to its maintenance obligation as set forth herein.

    7.2 SURRENDER. Upon the expiration or earlier termination of this lease, Tenant shall surrender the premises in the same condition as received, broom clean, ordinary wear and tear excepted. Tenant, at its sole cost and expense, agrees to repair any damage to the premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partition, or permanent improvements or addition, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction.

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Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in so surrendering the premises, including without limitation, any claims made by any succeeding tenant founded on such delay.

    7.3 LANDLORD'S RIGHTS. In the event Tenant fails to perform Tenant's obligations under this Article VII, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the premises; if Tenant shall fail to commence such work and diligently prosecute it to completion, then Landlord shall have the right but not the obligation to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at ten percent (10%) per annum from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

    7.4  ALTERATIONS AND ADDITIONS.

         A. Tenant shall not, without Landlord's prior written consent, make any alterations, additions, improvements or utility installations in, on or about the premises, except for nonstructural alterations not exceeding Fifteen Thousand Dollars ($15,000.00) in cost. As used in this Section 7.4, the term "utility installations" shall include ducting, power panels, fluorescent fixtures, space heaters, conduit and wiring. As a condition to giving such consent, Landlord may require that Tenant agree to remove any such alterations, additions, improvements or utility installations at the expiration of the term and to restore the premises to their prior condition. As a further condition to giving such consent, Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

         B. Unless Landlord requires their removal, as set forth in Paragraph 7.4-A, all alterations, additions, improvements and utility installations (whether or not such utility installations constitute trade fixtures of Tenant), which may be made on the premises, shall at the expiration or earlier termination of the lease become the property of Landlord and remain upon and be surrendered with the premises. Notwithstanding the provisions of this Paragraph 7.4-B, personal property, business and trade fixtures, cabinetwork, furniture, movable partitions, machinery and equipment, other than that which is affixed to the premises so that it cannot be removed without material damage to the premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Paragraph 7.2, at any time during the term of this Lease when Tenant is not in default.

                                         VIII
                                  ENTRY BY LANDLORD

    Landlord and Landlord's agents shall have the right at reasonable times to enter the premises to inspect the same or to maintain or repair, or to show the premises to prospective purchasers, tenants or lenders. Landlord may at any time during the last ninety (90) days of the term of the lease place on or about the premises any ordinary "for sale" or "for lease" signs. Tenant hereby waives any claim for abatement of rent or for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the premises, and any other loss occasioned thereby.

                                          IX
                                         LIENS

    Tenant shall keep the premises and any building of which the premises are a part free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith including attorneys' fees and costs shall be payable to Landlord by Tenant on demand with interest at the rate of ten percent (10%) per annum. Landlord shall have the right at all times to post and keep posted on the premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the premises, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least ten (10) business days prior written notice of the expected date of commencement of any work relating to alterations or additions to the premises.

                                          X
                                      INDEMNITY

    10.1 INDEMNITY. Tenant shall indemnify and hold Landlord harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Tenant's use of the premises, or from the conduct of Tenant's business, or from any activity, work or thing done, permitted or suffered by Tenant in or about the premises or elsewhere. Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this lease, or arising from any negligence of Tenant or Tenant's agents, contractors or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

    10.2 EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for injury to Tenant's business or loss of income therefrom or for damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents or contractors or any other person in or about the premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the premises, or from the breakage, leakage, obstruction or other defects of the pipes, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the premises or upon other portions of the building of which the premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

                                          XI
                                      INSURANCE

    11.1 LIABILITY INSURANCE. Tenant shall, at Tenant's expense, procure and maintain at all times during the term of this lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy, or maintenance of the premises and appurtenant areas. Such insurance shall at all times be in an amount of not less than Three Hundred Thousand Dollars ($300,000.00) for injury to or death of any one person in any one accident or occurrence and in an amount of not less than Five Hundred Thousand Dollars ($500,000.00) for injury to or death of more than one person in any one accident or occurrence, and in amount of not less than Fifty Thousand Dollars ($50,000.00) for liability for property damage. The limits of such insurance shall not limit the liability of Tenant. If the premises are part of a larger property, said insurance shall have a Landlord's Protective Liability endorsement attached hereto. All insurance required hereunder shall be with companies rated AAA or better in "Best's Insurance Guide". Tenant shall deliver to Landlord certificates of insurance evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord, provided that in the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure same at Tenant's expense after ten (10) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which the Landlord may carry. Tenant shall, within twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders or Landlord may order such insurance and charge the cost to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the premises and to Tenant as required by this lease.

    11.2 PROPERTY INSURANCE. Landlord shall, at Tenant's expense, procure and maintain at all times during the term of this lease a policy or policies of insurance covering loss or damage to the premises in the amount of the full replacement value thereof (exclusive of Tenant's trade fixtures and equipment) providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage and special extended peril (all-risk). Tenant shall pay such annual insurance premiums to Landlord within fifteen (15) days after receipt by Tenant of a copy of the premium statement or other reasonably satisfactory evidence of the amount due, which shall include the method of calculation of Tenant's share thereof if the insurance covers other improvements than the premises. Such insurance shall provide for payment of loss thereunder to Landlord or the holder of a first mortgage or deed of trust on the premises.

    11.3 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party of its property or the property of others under its control caused by fire or any of the extended coverage risks described above to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. The insuring party shall, upon obtaining the policies of insurance required under this lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this lease.

                                         XII
                                DAMAGE OF DESTRUCTION

    12.1 OBLIGATION TO REBUILD. In the event the improvements on the premises are damaged or destroyed, partially or totally, from any cause whatsoever, whether or not covered by insurance, the Tenant shall repair, restore and rebuild the premises to their condition prior to such damage or destruction and this lease shall continue in full force and effect. Such repair, restoration and rebuilding (hereinafter "repair") shall be commenced within a reasonable time after such damage or destruction and shall be diligently prosecuted to completion. The rental due hereunder shall be abated in proportion to the portion of the premises rendered untenantable for the period reasonably necessary to restore the premises.

    12.2 AVAILABILITY OF INSURANCE PROCEEDS. If the damage or destruction results from risk against which insurance is to be provided pursuant to Section 11.2, then the proceeds of such insurance shall be made available to Tenant for payment of the cost and expense of the repair. Landlord may make such proceeds available to Tenant subject to reasonable conditions, including without limitation thereto, a requirement of architect's certification of costs, retention of a percentage of such proceeds pending final notice of completion, a lien and completion bond to be provided solely at Tenant's expense to insure against mechanics' or materialmen's liens arising out of the repair and to insure completion of the repair. In the event that the insurance proceeds are insufficient to cover the cost of repair, then any amounts in excess thereof required to complete the repair shall be paid by Tenant. In the event such insurance proceeds are not made available to Tenant within ninety (90) days after such damage or destruction Tenant shall have the option for thirty (30) days commencing on the expiration of such ninety (90) day period, to cancel this lease by written notice to Landlord within said thirty (30) day period. If Tenant shall exercise such option, Tenant shall have no further obligation hereunder and shall have no further claim against Landlord or the insurance proceeds, provided, however, that Landlord shall promptly return to Tenant so much of Tenant's security deposit as has not applied by Landlord.

    12.2 DAMAGE NEAR END OF THE TERM. Notwithstanding anything to the contrary contained in this lease, if the damage or destruction occurs during the last year of the term of this lease to an extent greater than twenty-five percent (25%) of the then replacement value of the improvements on the premises, Tenant may elect not to restore, such election on the part of Tenant to be given by notice to Landlord within thirty (30) days after the date of damage or destruction. In the event Tenant so elects to terminate, then this lease shall be terminated as of the later of the date of giving of such notice or the date Tenant completes its vacation from the premises. In the event of such termination, all proceeds of insurance carried in connection with the premises shall be payable to the Landlord.

                                         XIII
                                     CONDEMNATION

         A. If the premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as "condemnation"), this lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If any of the floor area of any buildings on the premises, or more than ten percent (10%) of the land area of the premises not covered with buildings, is taken by condemnation, either Landlord or Tenant may terminate this lease, as of the date the condemning authority takes possession, by notice in writing of such election within twenty
(20) days after Landlord shall have notified Tenant of the taking, or in the absence of such notice then within twenty (20) days after the condemning authority shall have taken possession.

         B. If this lease is not terminated by either Landlord or Tenant, then it shall remain in full force and effect as to the portion of the premises remaining, provided the rent shall be reduced in the proportion that the floor area of the buildings taken within the premises bears to the total floor area of all buildings located on the premises. In the event this lease is not so terminated then Landlord agrees, at Landlord's sole cost, to restore the premises to a complete unit of like quality and character as existed prior to the condemnation as soon as reasonably possible. All awards for the taking of any part of the premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of a leasehold or for the taking of the fee or as severance damages; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property. In the event that this lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair.

                                         XIV
                              ASSIGNMENT AND SUBLETTING

    14.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this lease or any interest therein, and shall not sublet the premises or any part thereof, without the prior written consent of Landlord and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this lease.

    14.2 REASONABLE CONSENT. If Tenant complies with the following conditions, Landlord shall not unreasonably withhold its consent to the subletting of the premises or any portion thereof. Tenant shall submit in writing to Landlord:
(a) the name, and legal composition of the proposed subtenant; (b) the nature of the proposed subtenant's business to be carried on in the premises; (c) the terms and provisions of the proposed sublease; (d) such reasonable financial information as Landlord may request concerning the proposed subtenant.

    14.3 NO RELEASE OF TENANT. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by the Tenant under this lease, whether occurring before or after such consent, assignment or subletting. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other assignment or subletting. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by

Landlord of any provision of this lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

    14.4 ATTORNEYS' FEES. In the event Landlord shall consent to a sublease or assignment under this Article XIV, Tenant shall pay Landlord's reasonable attorneys' fees not to exceed Five Hundred Dollars ($500.00) incurred in connection with giving such consent.

                                          XV
                                    SUBORDINATION

    15.1 SUBORDINATION. This lease at Landlord's option shall be subject and subordinate to all ground or underlying leases which now exist or may hereafter be executed affecting the premises or the land upon which the premises are situated or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land or improvements or either thereof, of which the premises are a part, or on or against Landlord's interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If any mortgagee, trustee or ground lessor shall elect to have this lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of the recording thereof.

    15.2 SUBORDINATION AGREEMENTS. Tenant covenants and agrees to execute and deliver upon demand without charge therefor, such further instruments evidencing such subordination of this lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord. Tenant hereby appoints Landlord as Tenant's attorney-in-fact, irrevocably, to execute and deliver any such agreements, instruments, releases or other documents.

    15.3 QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying rent and other monetary sums due under the lease and performing its covenants and conditions, Tenant shall and may peaceably and quietly have, hold and enjoy the premises for the term, subject, however, to the terms of the lease and of any of the aforesaid ground leases, mortgages or deeds of trust described above.

    15.4 ATTORNMENT. In the event any proceedings are brought for default under any ground or underlying lease or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this lease; provided said purchaser expressly agrees in writing to be bound by the terms of the lease.

                                         XVI
                                  DEFAULT; REMEDIES

    16.1 DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this lease by Tenant:

         A. Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder (where such failure continues for three (3) days after written notice thereof by Landlord to Tenant);

         B.   The abandonment or vacation of the premises by Tenant;

         C. A failure by Tenant to observe and perform any other provision of this lease to be observed or performed by Tenant, where such failure continues for twenty (20) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such twenty (20) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

         D. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the premises or of Tenant's interest in this lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the premises or of Tenant's interest in this lease, where such seizure is not discharged within thirty (30) days.

    16.2 REMEDIES. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice and demand and without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

         A. Maintain this lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession, irrespective of whether Tenant shall have abandoned the premises. In the event Landlord elects to not terminate the lease, Landlord shall have the right to attempt to relet the premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the lease including removal of all persons and property from the premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such reletting occurs, this lease shall terminate automatically upon the new tenant taking possession of the premises. Notwithstanding that Landlord fails to elect to terminate the lease initially, Landlord at any time during the term of this lease may elect to terminate this lease by virtue of such previous default of Tenant.

         B. Terminate Tenant's right to possession by any lawful means, in which case this lease shall terminate and Tenant shall immediately surrender possession of the premises to Landlord, in such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, without limitation thereto, the following: (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course of things would be likely to result therefrom; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law. Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the premises, which Landlord in its sole discretion deems reasonable and necessary. As used in Subparagraph (i) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum from the date of default.
As used in Subparagraphs (ii) and (iii) the "worth at the time of award" is computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank at the time of award plus one percent (1%). The term "rent", as used in this Article XVI, shall be deemed to be and to mean the rent to be paid pursuant to Article III and all other monetary sums required to be paid by Tenant pursuant to the terms of this lease.

    16.3 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

    16.4 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

                                         XVII
                                    MISCELLANEOUS

    17.1 ESTOPPEL CERTIFICATE.

         A. Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the premises.

         B. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

         C. If Landlord desires to finance or refinance said premises, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

    17.2 TRANSFER OF LANDLORD'S INTEREST. In the event of a sale or conveyance by Landlord of Landlord's interest in the premises other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in such notice of transfer of all obligations and liabilities accruing thereafter on the part of the Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest, shall be delivered to the successor of Landlord. This lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all Landlord's obligations hereunder are assumed in writing by the transferee.

    17.3 CAPTIONS; ATTACHMENTS; DEFINED TERMS.

         A. The captions of the paragraphs of this lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this lease.

         B. Exhibits attached hereto, and addendums and schedules initialed by the parties, are deemed by attachment to constitute part of this lease and are incorporated herein.

         C. The words "Landlord" and "Tenant", as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant shall be joint and several. If the Tenants are husband and wife, the obligations shall extend individually to their sole and separate property as well as to their community property. The term "landlord" shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the premises. The obligations contained in this lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

    17.4 ENTIRE AGREEMENT. This instrument, along with any exhibits and attachments hereto, constitutes the entire agreement between Landlord and Tenant relative to the premises and this agreement and the exhibits and attachments may be altered, amended, or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous written or oral agreements between and among themselves and their agents or representatives relative to the leasing of the premises are merged in or revoked by this agreement.

    17.5 SEVERABILITY. If any term or provision of this lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this lease shall not be affected thereby, and each term and provision of this lease shall be valid and be enforceable to the fullest extent permitted by law.

    17.6 COSTS OF SUIT.

         A. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this lease, including any suit by Landlord for the recovery of rent or possession of the premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

         B. Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the premises or any part thereof, and all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in or in connection with such litigation.

    17.7 TIME; JOINT AND SEVERAL LIABILITY. Time is of the essence of this lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the premises to Tenant. All the terms, covenants and conditions contained in this lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity.

    17.8 BINDING EFFECT; CHOICE OF LAW. The parties hereto agree that all the provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof; subject to any provisions hereof restricting assignment or subletting by Tenant and subject to Paragraph 17.2, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This lease shall be governed by the laws of the State of Minnesota.

    17.9 WAIVER. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

    17.10 SURRENDER OF PREMISES. The voluntary or other surrender of this lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

    17.11 HOLDING OVER. If Tenant remains in possession of all or any part of the premises after the expiration of the term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term, and in such case, rent and other monetary sums due hereunder shall be payable in the amount and at the time specified in this lease and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein.

    17.12 SIGNS AND AUCTIONS. Tenant shall not place any sign upon the premises or conduct any auction thereon without Landlord's prior written consent. Provided, however, that Tenant may place any sign, placard, statement or notice required by bank supervisory and regulatory agencies without Landlord's prior written consent.

    17.13 REASONABLE CONSENT. Except as limited elsewhere in this lease, wherever in this lease Landlord or Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld. In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other remedies as are reserved to it under this lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless said failure is withheld maliciously or in bad faith.

    17.14 INTEREST ON PAST DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at eight percent (8%) per annum from the due date.

    17.15 RECORDING. Tenant shall not record this lease without Landlord's prior written consent, and such recordation shall, at the option of Landlord constitute a noncurable default of Tenant hereunder. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this lease for recording purposes.

    17.16 NOTICES. All notices or demand of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Landlord or Tenant respectively at the addresses set forth after their signatures at the end of this lease.

    17.17 TAKEOVER BY SUPERVISORY AUTHORITY. In the event that Tenant is closed and is taken over by the banking authority of the State of Minnesota or other bank supervisory authority, at the option of the receiver or other legal representative of the bank, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired lease shall in no event be an amount exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Landlord or the date of re-entry of the Landlord, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued.

                                        XVIII
                            OPTION TO EXTEND TERM OF LEASE

    Subject to the conditions hereinafter specified, there is hereby granted to and reserved in Tenant the option to extend the time of this lease upon the same terms and conditions as are herein contained for two (2) successive five (5) year periods; provided, however, that:

         A. The option to extend the original term for a first additional period of five (5) years shall be exercised no later than one hundred eighty
(180) days prior to the expiration of the original term, and if not exercised by said Tenant, the option herein granted shall in all things expire;

         B. If the original term is fully extended for a period of five (5) years, then the option to extend the term of this lease for a second additional period of five (5) years shall become operative and shall be exercised not later than one hundred eighty (180) days prior to the expiration of the terms as extended and if not exercised by such time, shall expire;

         C. Should Tenant elect to exercise the option herein granted for a first additional period of five (5) years or, after having exercised the option for such first additional period of five (5) years, then elect to exercise the option for a second additional period of five (5) years, Tenant shall in either event at the time of the exercise of the applicable option notify Landlord in writing of his intention and desire to extend the term of this lease for a first additional or a second additional period, as the case may be;

         D. The option to extend whether for a first additional period or a second additional period (such periods to be successive in point of time) shall not be exercised nor shall any such notice be effective for any purpose if at the time of the giving of such notice and the attempted exercise of said option Tenant shall be in default as to any of his obligations under this lease, written notice of any such default having been theretofore given Tenant by Landlord.

    Upon the exercise by Tenant of the option herein granted and the giving of the prescribed notice within the time herein specified, all in conformity with the foregoing provisions of this Article, the terms of this lease shall be extended for a period of five (5) years, or for two (2) successive periods of five (5) years each, as the case may be, and all of the terms, provisions and conditions of this lease shall govern and apply to such extended term.

                                         XIX
                                  OPTION TO PURCHASE

         A. Tenant shall have and is hereby given an option to purchase the premises, said option becoming exercisable January 1, 1979, and expiring one (1) year prior to the expiration of the lease term or extended lease term should the tenant have exercised its extension rights hereunder or either of them.

         B. Exercise of said option shall be by written notice of such exercise given to Landlord specifying a closing date not less than ninety (90) nor more than one hundred eighty (180) days after the date of such notice.

         C. The purchase price shall be an amount agreed upon between the Landlord and Tenant, and absent such agreement shall be the price determined by a majority of a Board of Appraisal consisting of three (3) MAI (or equivalent) appraisers, one of whom shall be appointed by the Landlord, one by the Tenant, and one by the two appraisers so selected. The price determined by said appraisers shall be binding on the parties hereto, but in no event shall it be less than Three Hundred Fifty Thousand Dollars ($350,000.00). Said appraisers shall give the Landlord and Tenant written notice of their determination not less than twenty (20) days after the appointment of the last of said appraisers. The expense of such appraisal shall be borne equally by Landlord and Tenant.

    If Landlord and Tenant cannot agree upon a purchase price and if the purchase price shall be in excess of Three Hundred Fifty Thousand Dollars ($350,000.00), Tenant shall have the right to rescind its election to purchase by giving written notice of such rescission to Landlord within ten (10) days of receipt of the written notice from the appraisers. In the event Tenant shall elect such rescission, the full appraisal expense shall be borne by Tenant. Any exercise and rescission of such option shall not affect the Tenant's right to later elect to exercise such option as long as such option shall not have expired pursuant to the provisions of Paragraph A of this Article.

         D. Not less than thirty (30) days prior to the closing date, Landlord shall furnish to Tenant an abstract of title, or registered property abstract certified to date, to include proper searches covering bankruptcies, and state and federal judgments and liens. Tenant shall be allowed twenty (20) days after receipt thereof for examination of said title and the making of any objections thereto, said objections to be made in writing or deemed to be waived. If any objections are so made, the Landlord shall be allowed one hundred twenty (120) days to make such title marketable. Pending correction of title, the closing hereunder shall be postponed. If said title is not marketable and is not made so within one hundred twenty (120) days from the date of written objections thereto as above provided, the exercise of the option shall be deemed null and void, and Tenant shall have no obligation to complete the purchase. Provided, however, that the option to purchase on the part of Tenant shall not be extinguished, but could be exercised later by Tenant within the time limitation hereinbefore provided. This provision shall not deprive either party of the right of enforcing specific performance of the sale provided it shall not be terminated as aforesaid, and provided action to enforce such specific performance shall be commenced within six (6) months after such right of action shall arise.

         E. At the closing, a warranty deed to the premises shall be delivered to Tenant and cash or bank funds equal to the purchase price shall be delivered to Landlord.

         F. Tenant shall have and is hereby given the right to assign its right to purchase the premises, but only after the election to purchase has been exercised and the time for rescission thereof as permitted in Paragraph C of this Article has expired. Any such assignment shall be in writing and an executed copy thereof delivered to Landlord.

    IN WITNESS WHEREOF, the Landlord and Tenant have executed this lease the day and year first above written.


                             SIGNAL HILLS COMPANY


                             By   /s/
                                --------------------------------------
                                Its  Partner
                                   -----------------------------------

                             Address:
                                  c/o Robert J. Callahan
                                  49 Signal Hills
                                  West St. Paul, Minnesota 55118
                                  Or such other address as Landlord may in writing specify to Tenant

                                                                     Landlord
(Signatures continued
  on following page)

                             SIGNAL HILLS STATE BANK



                             By  /s/
                                -------------------------------------
                                Its  President
                                    ---------------------------------

                             Address:
                                  100 Signal Hills
                                  West St. Paul, Minnesota 55118

                                                                      Tenant

                                     EXHIBIT "A"


         The North 313.0 feet of the East 200.0 feet of the West three-quarters Northwest Quarter Southwest Quarter of
         Section 17, Township 28 North, Range 22 West, Dakota County, Minnesota, subject to an easement over the South 22 feet of the North 105.0 feet thereof.

                               AGREEMENT TO AMEND LEASE


    THIS AGREEMENT made this 9th day of October, 1980, between Signal Hills Co., a Minnesota Partnership, of West St. Paul, Minnesota, hereinafter referred to as "Landlord", and Signal Hills State Bank, a Minnesota Banking Corporation, of West St. Paul, Minnesota, hereinafter referred to as "Tenant";

    WHEREAS, Landlord and Tenant are parties to that certain Lease dated June 26, 1969, and amended effective January 1, 1976, pursuant to which Landlord leases the premises described therein and commonly described as 100 Signal Hills, West St. Paul, Minnesota, to the Tenant (hereinafter referred to as "Lease"), and

    WHEREAS, parties desire to amend certain terms of Lease concerning (a) the appraisal methods to be used in valuation of the premises for purchase by Tenant, and (b) additions to the building located on the premises by the Tenant, and

    WHEREAS, Tenant has requested, and Landlord has granted, permission to Tenant to construct an addition to the premises, said permission being granted by Landlord in a separate written instrument,

    NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:

    1. In the event Tenant gives notice of intent to exercise its option to purchase the premises according to the terms of Paragraph XIX of said Lease, and the parties are not able to agree on a purchase price so as to give rise to that portion of XIX (c) providing for the appointment of appraisers to determine a purchase price: (a) the parties hereby agree that the appraisers so appointed shall not for the purposes of arriving at their individual or collective valuation thereof, include the rental rate of the Lease as a comparable rental indicator in the valuation technique commonly referred to as the "Income Approach". It being here agreed that said rental rate would have little relationship to the actual market rate for comparable properties at the time said valuation is being made, because of the length of the term of the Lease;
(b) the parties further agree that the appraisers so appointed will be instructed to value the building for purposes of establishing said purchase price, excluding the value of the addition made by and at the expense of the Tenant, which addition was commenced on or about September 29, 1980, and approved by Landlord on or about September 29, 1980. The parties acknowledge that Tenant is constructing said addition at its sole cost and expense and agree that it would be inequitable to require Tenant to essentially pay for said costs and increased value thereof a second time in the event Tenant purchases said premises at a later date. This paragraph shall not, however, be construed to imply any obligation on the Landlord to pay Tenant for the increased value added as a result of the addition, if the Lease is terminated during its term or if Tenant does not choose to exercise its option to purchase and the Lease expires.

    3. All other terms and conditions of said Lease, not hereinabove modified or amended are hereby affirmed by the parties; and parties agree to attach executed copies of this "Agreement to Amend Lease" to and as a part of the Lease referred to hereinabove.

    IN WITNESS WHEREOF, the Landlord and Tenant have caused these presents to be executed this 9th day of October, 1980.


         LANDLORD:      SIGNAL HILLS CO.

                             By:  /s/
                                 -----------------------------------------
                                 A Partner

                             By:  /s/
                                 -----------------------------------------
                                 A Partner


         TENANT:             SIGNAL HILLS STATE BANK


                             By:  /s/
                                 -----------------------------------------
                                 Its President

                              SECOND AMENDMENT TO LEASE


    THIS SECOND AMENDMENT TO LEASE is entered into this 19th day of December, 1995, by and between SIGNAL HILLS COMPANY, a Minnesota corporation ("Landlord") and SIGNAL BANK, INC., formerly known as Signal Hills State Bank, a Minnesota banking corporation ("Tenant").


                                      RECITALS:

    A. Landlord and Tenant entered into a lease dated June 26, 1969, amended and superseded by an agreement dated January 1, 1976, further amended by an amendment dated October 9, 1980 (the "First Amendment") (together, the Lease and its amendments are referred to herein as the "Lease"), for property located at 100 Signal Hills, West St. Paul, Minnesota, legally described as the North 313 feet of the East 200 feet of the West 3/4 NW 1/4 SW 1/4 of Section 17, Township 28 North, Range 22 West, Dakota County, Minnesota, subject to an easement over the South 22 feet of the North 105 feet thereto.

    B. Landlord and Tenant now desire to amend the lease under the terms and conditions set out below.

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

    1.   The term of the Lease is extended to December 31, 2000.

    2.   Section 3.1 of the Lease is replaced in its entirety as follows:

         3.1 RENT. Tenant shall pay to Landlord as rent for the premises in advance on the first day of each calendar month of the term of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States as follows:

    January 1, 1996 through December 31, 1996         $5,416.67
    January 1, 1997 through December 31, 1997         $5,833.33
    January 1, 1998 through December 31, 1998         $6,250.00
    January 1, 1999 through December 31, 1999         $6,666.67
    January 1, 2000 through December 31, 2000         $7,083.33

    3. Article XVIII, OPTION TO EXTEND TERM OF LEASE, Article XIV, OPTION TO PURCHASE, and the First Amendment are hereby deleted in their entirety.

    4.   Article 4, Taxation, shall be amended to add the following language:

    Tenant shall have the right to contest property taxes and assessments due and payable during the term of the Lease. Any settlement or adjudication of an action regarding the property taxes which fixes the value of the premises following the lease term requires the consent of the Landlord. Landlord shall, at no cost to Landlord, fully cooperate with Tenant in any action brought by Tenant to reduce property taxes, including providing affidavits and testimony as necessary.

    5. All other terms and conditions of the Lease not specifically modified or amended herein are hereby affirmed by the parties and shall remain in full force and effect.

    IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to Lease to be executed as of the day and year first above written.


                   LANDLORD: SIGNAL HILLS COMPANY


                             By  /s/
                                ----------------------------------
                                Richard P. Hurley, a Partner


                   TENANT:   SIGNAL BANK, INC., f/k/a Signal
                             Hills State Bank


                             By  /s/
                                ----------------------------------
                                Its  Executive Vice President